STRICTLY PERSONAL & CONFIDENTIAL

23 March 2007

Michael Black
Finance

Dear Michael,

I am delighted to confirm that, with effect from 22 March 2007, your job title will change to Chief Financial Officer and your salary will be increased to 140,000 pounds sterling per annum.

In addition, you have been awarded an additional 20,000 restricted stock units in the Company. You will receive a separate letter confirming the details of this award.

All other terms and conditions remain unchanged by this amendment to your salary, and job title. These changes to your contract of employment will be effective from 22 March 2007.

I should be grateful if you would sign the attached copy of this letter as confirmation of your acceptance of these changes to your terms and conditions of employment.

Yours sincerely

David Fyfe
Chief Executive Officer

I accept the change to my terms and conditions of employment with CDT Ltd, as detailed above.

Signed ............/s/ Michael Black.........................................................        Date ....03/23/2007..................
                        Michael Black